Exhibit 99.1

Investor/Media Contacts:

Scott M. Bier, Vice President, Chief Financial Officer

Sylvia J. Castle, Investor Relations

(858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA ELIMINATES QUARTERLY CASH DIVIDEND

Poway, CA, August 21, 2008 – Aldila, Inc. (NASDAQ:GM:ALDA) announced today that its Board of Directors had met on August 21, 2008 and voted to eliminate the quarterly cash dividend paid on shares of Aldila common stock.  This decision was made following the Board of Directors’ regular, quarterly review of Aldila’s dividend policy, based upon Aldila’s recent performance and the uncertain economic climate.

Aldila also reported that the Board of Directors intends to continue to review the Company’s dividend policy each quarter.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  They also necessarily are subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities & Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular under “Business Risks” in Part I, Item 1, of our Annual Report on Form 10-K for the year ended December 31, 2007, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 7, of the Form 10-K.

Aldila is a leader among manufacturers of high performance graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila also manufactures composite prepreg material for its golf shaft business and external sales.

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